Exhibit 99.1
Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA

Press Contacts:

John Stewart	Claire Rowberry
Progress Software Corporation	Lewis PR
(781) 280-4101	(617) 226-8841
jstewart@progress.com	progress@lewispr.com
PROGRESS SOFTWARE ANNOUNCES 2009 FOURTH QUARTER RESULTS
Earnings Up in Q4; Progress Actional Revenue Up with Triple-Digit Growth; Progress® Apama®
Revenue Up with Double-Digit Growth
BEDFORD, Mass., December 22, 2009 — Progress Software Corporation (NASDAQ: PRGS), a leading independent enterprise software provider that enables companies to be operationally responsive, today announced results for its fourth quarter ending November 30, 2009. On a generally accepted accounting principles (GAAP) basis, revenue for the quarter was $136.8 million, down 2 percent (5 percent at constant currency) from $139.4 million in the fourth quarter of fiscal 2008. On a non-GAAP basis, revenue totaled $136.9 million, representing a 4 percent decrease (7 percent at constant currency) over the year ago period. Software license revenue decreased 7 percent (10 percent at constant currency) to $52.0 million from $56.1 million in the same quarter last year.
On a GAAP basis, operating income increased 202 percent to $25.8 million from $8.5 million in the fourth quarter of fiscal 2008. Net income increased 158 percent to $16.7 million from $6.5 million in the same quarter last year. Diluted earnings per share increased 150 percent to 40 cents from 16 cents in the fourth quarter of fiscal 2008.
On a non-GAAP basis, operating income increased 10 percent to $37.4 million from $34.0 million in the same quarter last year. Non-GAAP net income increased 7 percent to $25.6 million from $24.0 million in the same quarter last year and non-GAAP diluted earnings per share increased 5 percent to 61 cents per share from 58 cents in the fourth quarter of fiscal 2008.
For the twelve months ended November 30, 2009, GAAP revenue decreased 4 percent (up 1 percent at constant currency) to $494.1 million from $515.6 million in fiscal 2008. On a non-GAAP basis, revenue decreased 4 percent (up 1 percent at constant currency) to $496.8 million from $518.3 million in fiscal 2008.
On a GAAP basis, operating income decreased 21 percent to $51.1 million from $64.4 million in fiscal 2008. Net income decreased 29 percent to $32.8 million from $46.3 million in fiscal 2008 and diluted earnings per share decreased 26 percent to 80 cents from $1.08 in fiscal 2008.
On a non-GAAP basis, operating income decreased 6 percent to $109.4 million from $115.9 million last year. Non-GAAP net income decreased 10 percent to $73.8 million from $81.9 million last year and non-GAAP diluted earnings per share decreased 6 percent to $1.80 from $1.92 in fiscal 2008.

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA
Non-GAAP amounts exclude the amortization of acquired intangibles, stock-based compensation, restructuring and acquisition-related costs, purchase accounting adjustments for deferred revenue and professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.
The non-GAAP results noted above and the non-GAAP financial outlook for 2010 discussed below represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures for the three and twelve months ended November 30, 2009 and 2008 and the 2010 outlook, as well as further information regarding these measures, is included in the condensed financial information provided with this release.
The company’s cash and short-term investments at the end of the year totaled $224.1 million.
In September 2009, Progress Software’s Board of Directors extended the company’s stock repurchase program by authorizing Progress Software to repurchase an aggregate of 1 million shares during the period from October 1, 2009 until September 30, 2010. The company repurchased approximately 3,000 shares of its common stock at a cost of $0.1 million in the fourth quarter of fiscal 2009 under this new repurchase authorization.
Richard D. Reidy, president and chief executive officer, Progress Software, said: “We exceeded our guidance for both revenue and earnings in our fiscal fourth quarter as a result of excellent customer wins along with well-managed expense management, despite the difficult economic environment. The Progress Apama and Actional product lines achieved double- and triple-digit growth respectively in the fiscal fourth quarter. Furthermore, we expect our newer product lines to continue on their significant growth path in 2010 achieving a greater than 20 percent increase in revenue; we also anticipate strong earnings overall for the year.”
Q4 Highlights
•	Progress Software announced that the Progress® Sonic ESB® (enterprise service bus) is deployed and operational at British Airport Authority’s (BAA) Heathrow Airport Terminal 5. The Progress solution enables BAA to provide airport integration capabilities using the Sonic ESB product. This includes the creation of reusable integration services for new Terminal 5 systems and of specialist adaptors for the integration of existing key operational BAA systems, such as the Airport Operational Database Integration (http://tinyurl.com/ProgressBAA).

•	Progress Software has successfully enabled more than 250 Independent Software Vendors (ISVs) to deploy thousands of on-demand, SaaS applications over the past five years. These ISVs use the Progress OpenEdge® SaaS platform to build applications that are used in some of the most demanding and diverse business environments in the world (http://tinyurl.com/ProgressSaaS).

•	British Airways selected Progress Software SOA Solutions to upgrade their travel experience. The UK’s largest international airline, British Airways (BA), will use the Progress portfolio of SOA solutions as a key part of its travel program to upgrade its IT systems by integrating over 600 different electronic systems and processes involved in getting BA passengers in the air. The flexibility of the Progress SOA portfolio allows BA to extend the features of its e-commerce site right through to its airports, by allowing greater self-service functionality and ‘plug and play’ capability (http://tinyurl.com/ProgressBritishAirways).

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA

•	match2blue stands out from the crowd with the Progress Apama® Business Event Processing (BEP) platform by adding real-time capability to next-generation social networking. Enterprise platform enabler for mobile solutions, match2blue (www.match2blue.com), has selected the Apama platform to empower its social networking platform with real-time information on location, ideas, news and trends. The Apama BEP platform will form a crucial part of match2blue’s back-end infrastructure, providing the performance and scalability needed, as well as supporting its business partners, who will be operating the location-based services to control and monitor their operations through dashboards (http://tinyurl.com/ProgressMatch2Blue).

•	Alphameric Solutions Ltd, the leading solutions provider to the gaming industry, selected the Progress Sonic ESB to revolutionize the way it handles content and messages across its network. Relying on highly complex and automated processes to deliver odds, prices, race information and documents across a distributed architecture — most needing to be handled in a sub-hundred millisecond timeframe — Alphameric needed a simpler way to incorporate new or updated information in real-time (http://tinyurl.com/ProgressAlphameric).

•	West Bend Mutual Insurance Company has selected the Progress Sonic ESB (enterprise service bus) and Progress Actional products to underpin a service-oriented architecture (SOA) based IT infrastructure. West Bend Mutual Insurance, a property and casualty insurance carrier, is pulling together dozens of disparate internal policy administration applications into a single integrated insurance portal (http://tinyurl.com/ProgressWestBend).

•	Progress Software announced the availability of the Progress Apama 4.2 Event Processing Platform. The Apama 4.2 release extends the capabilities of the previously announced Apama Parallel Correlator, and introduces significant new developer productivity features that accelerate the deployment of event processing applications. The Apama Parallel Correlator leverages multi-core, multi-processor hardware to deliver high throughput, low latency execution that has achieved seven-fold performance improvements, as benchmarked with real-world customer applications (http://tinyurl.com/ProgressApama4-2).

•	Slumberland, a leading furniture retailer, is now using standards-based data connectivity products from Progress DataDirect® for reliable, high-performance support for all their major databases and 64-bit operating systems, for reliable connectivity to their Oracle applications, and streamlined reporting to improve fulfillment and customer satisfaction http://tinyurl.com/SlumberlandDataDirect).

•	Progress unveiled the industry’s first mainframe SQL engine for non-relational data, which can leverage zIIP specialty processors for lowering a mainframe’s total cost of ownership (TCO), with the announcement of its DataDirect Shadow® Release 7.2.1. The DataDirect Shadow release includes ANSI SQL-92 to Non-Relational Data with zIIP Offload and new capabilities that lower costs and attract new process-intense workloads to the mainframe (http://preview.tinyurl.com/DataDirectShadow7-2-1).

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA
Business Outlook
The company is providing the following guidance for the fiscal year ending November 30, 2010:
•	Revenue, on a GAAP and non-GAAP basis, is expected to be in the range of $520 million to $530 million.

•	GAAP diluted earnings per share are expected to be in the range of $1.00 to $1.25.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $2.15 to $2.25.
The company is providing the following guidance for the first fiscal quarter ending February 28, 2010:
•	Revenue, on a GAAP and non-GAAP basis, is expected to be in the range of $123 million to $126 million.

•	GAAP diluted earnings per share are expected to be in the range of a loss of 18 cents to breakeven.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 44 cents to 46 cents.
The outlook for the non-GAAP amounts excludes amortization of acquired intangibles, stock-based compensation, restructuring charges and acquisition-related expenses. As previously announced, the company initiated a restructuring plan in the first quarter of fiscal 2010 that will result in a pre-tax charge of between $20 million and $30 million related to reductions in headcount and consolidation of facility locations.
Legal Notice Regarding Non-GAAP Financial Information
The company provides non-GAAP revenue, operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. The company believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management of the company uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA
Conference Call
The Progress Software conference call to discuss its fiscal fourth quarter 2009 results and business outlook will be Webcast live today at 9:00 a.m. Eastern Daylight Time on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay on the Progress website (www.progress.com), together with the slide presentation for the call, under the investor relations page.
Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) is a global software company that enables enterprises to be operationally responsive to changing conditions and customer interactions as they occur — to capitalize on new opportunities, drive greater efficiencies and reduce risk. The company offers a comprehensive portfolio of best-in-class infrastructure software spanning event-driven visibility and real-time response, open integration, data access and integration, and application development and deployment — all supporting on-premises and SaaS/Cloud deployments. Progress maximizes the benefits of operational responsiveness while minimizing IT complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include statements regarding Progress Software’s business outlook and competitive position, involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders; the timely release of enhancements to our products; the growth rates of certain market segments; the positioning of our products in those market segments; variations in the demand for professional services and technical support; pricing pressures and the competitive environment in the software industry; the continuing weakness in the U.S. and international economies, which could result in fewer sales of our products and may otherwise harm our business; business and consumer use of the Internet; the company’s ability to complete and integrate acquisitions; the company’s ability to realize the expected benefits and anticipated synergies from acquired businesses; the company’s ability to penetrate international markets and manage its international operations; and changes in foreign currency exchange rates. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
Actional, Apama, DataDirect, OpenEdge, Progress, and Sonic are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.
END

Progress Software Corporation
GAAP Condensed Consolidated Statements of Income

	Three Months Ended
	November 30,	November 30,	Percent
(In thousands except per share data)	2009	2008	Change

Revenue:
Software licenses	$52,028	$56,102	(7)%
Maintenance and services	84,769	83,329	2%

Total revenue	136,797	139,431	(2)%

Costs of revenue:
Cost of software licenses	2,174	1,858	17%
Cost of maintenance and services	16,680	17,407	(4)%
Amortization of purchased technology	4,850	4,584	6%

Total costs of revenue	23,704	23,849	(1)%

Gross profit	113,093	115,582	(2)%

Operating expenses:
Sales and marketing	48,896	53,580	(9)%
Product development	22,942	25,488	(10)%
General and administrative	13,489	18,613	(28)%
Amortization of other acquired intangibles	1,898	2,334	(19)%
Acquisition-related expenses	110	128
Restructuring expense	(22)	6,915

Total operating expenses	87,313	107,058	(18)%

Income from operations	25,780	8,524	202%
Other income (expense), net	(534)	1,735	(131)%

Income before provision for income taxes	25,246	10,259	146%
Provision for income taxes	8,570	3,807	125%

Net income	$16,676	$6,452	158%

Earnings per share:
Basic	$0.41	$0.16	156%
Diluted	$0.40	$0.16	150%

Weighted average shares outstanding:
Basic	40,355	39,891	1%
Diluted	41,687	41,141	1%

	Twelve Months Ended
	November 30,	November 30,	Percent
	2009	2008	Change

Revenue:
Software licenses	$175,566	$192,217	(9)%
Maintenance and services	318,571	323,343	(1)%

Total revenue	494,137	515,560	(4)%

Costs of revenue:
Cost of software licenses	7,776	9,536	(18)%
Cost of maintenance and services	65,967	69,321	(5)%
Amortization of purchased technology	19,459	13,032	49%

Total costs of revenue	93,202	91,889	1%

Gross profit	400,935	423,671	(5)%

Operating expenses:
Sales and marketing	182,227	195,947	(7)%
Product development	93,262	87,788	6%
General and administrative	59,612	62,084	(4)%
Amortization of other acquired intangibles	9,047	6,426	41%
Acquisition-related expenses	440	128
Restructuring expense	5,215	6,915

Total operating expenses	349,803	359,288	(3)%

Income from operations	51,132	64,383	(21)%
Other income, net	48	9,627	(100)%

Income before provision for income taxes	51,180	74,010	(31)%
Provision for income taxes	18,425	27,714	(34)%

Net income	$32,755	$46,296	(29)%

Earnings per share:
Basic	$0.82	$1.13	(27)%
Diluted	$0.80	$1.08	(26)%

Weighted average shares outstanding:
Basic	40,103	41,035	(2)%
Diluted	41,041	42,677	(4)%

Progress Software Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended November 30, 2009			Three Months Ended November 30, 2008
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$136,797	$142	$136,939	$139,431	$2,696	$142,127	(4)%
Purchase accounting adjustments for deferred revenue (1)	(142)	142		(2,696)	2,696

Income from operations	$25,780	$11,578	$37,358	$8,524	$25,500	$34,024	10%
Purchase accounting adjustments for deferred revenue (1)	(142)	142		(2,696)	2,696
Amortization of acquired intangibles	(6,748)	6,748		(6,918)	6,918
Acquisition-related expenses	(110)	110		(128)	128
Restructuring expense	22	(22)		(6,915)	6,915
Stock option investigation (2)	22	(22)		(1,137)	1,137
Stock-based compensation (3)	(4,622)	4,622		(7,706)	7,706

Operating margin percentage	18.8%		27.3%	6.1%		23.9%

Other income (expense), net	$(534)	$—	$(534)	$1,735	$—	$1,735	(131)%

Provision for income taxes (4)	$8,570	$2,672	$11,242	$3,807	$7,962	$11,769	(4)%

Net income	$16,676	$8,906	$25,582	$6,452	$17,538	$23,990	7%

Earnings per share — diluted	$0.40		$0.61	$0.16		$0.58	5%

Weighted average shares outstanding — diluted	41,687		41,687	41,141		41,141	1%

	Twelve Months Ended November 30, 2009			Twelve Months Ended November 30, 2008
	As			As			Percent
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$494,137	$2,671	$496,808	$515,560	2,696	$518,256	(4)%
Purchase accounting adjustments for deferred revenue (1)	(2,671)	2,671		(2,696)	2,696

Income from operations	$51,132	$58,226	$109,358	$64,383	$51,518	$115,901	(6)%
Purchase accounting adjustments for deferred revenue (1)	(2,671)	2,671		(2,696)	2,696
Amortization of acquired intangibles	(28,506)	28,506		(19,458)	19,458
Acquisition-related expenses	(440)	440		(128)	128
Restructuring expense	(5,215)	5,215		(6,915)	6,915
Stock option investigation (2)	142	(142)		(3,003)	3,003
Stock-based compensation (3)	(21,536)	21,536		(19,318)	19,318

Operating margin percentage	10.3%		22.0%	12.5%		22.4%	(2)%

Other income, net	$48	$—	$48	$9,627	$—	$9,627	(100)%

Provision for income taxes (4)	$18,425	$17,131	$35,556	$27,714	$15,923	$43,637	(19)%

Net income	$32,755	$41,095	$73,850	$46,296	$35,595	$81,891	(10)%

Earnings per share — diluted	$0.80		$1.80	$1.08		$1.92	(6)%

Weighted average shares outstanding — diluted	41,041		41,041	42,677		42,677	(4)%

(1)	The purchase accounting adjustment for deferred revenue is included within maintenance and services revenue and represents the write-down to fair value of the deferred maintenance revenue of Iona Technologies at the date of the acquisition.

(2)	Stock option investigation expenses are included within general and administrative expenses and primarily represent professional services fees associated with the

SEC’s investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.

(3)	Stock-based compensation expense, representing the fair value of equity awards under SFAS 123R, is included in the following GAAP expenses:

	Three Months Ended November 30, 2009			Three Months Ended November 30, 2008
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$9	$(9)	$—	$24	$(24)	$—
Cost of maintenance and services	242	(242)	—	465	(465)	—
Sales and marketing	1,499	(1,499)	—	2,798	(2,798)	—
Product development	1,057	(1,057)	—	1,851	(1,851)	—
General and administrative	1,815	(1,815)	—	2,568	(2,568)	—

	$4,622	$(4,622)	$—	$7,706	$(7,706)	$—

	Twelve Months Ended November 30, 2009			Twelve Months Ended November 30, 2008
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$37	$(37)	$—	$72	$(72)	$—
Cost of maintenance and services	948	(948)	—	1,170	(1,170)	—
Sales and marketing	5,830	(5,830)	—	6,982	(6,982)	—
Product development	4,041	(4,041)	—	4,588	(4,588)	—
General and administrative	10,680	(10,680)	—	6,506	(6,506)	—

	$21,536	$(21,536)	$—	$19,318	$(19,318)	$—

(4)	The non-GAAP provision for income taxes was calculated reflecting an effective rate of 30.5% and 32.5% for the three months and twelve months ended November 30, 2009, respectively, and 32.9% and 34.8% for the three and twelve months ended November 30, 2008, respectively. The difference between the effective tax rate under GAAP and the effective tax rate utilized in the preparation of non-GAAP financial measures primarily relates to the tax effects of stock-based compensation expense and amortization of acquired intangibles, which are excluded from the determination of non-GAAP net income.

Progress Software Corporation
Condensed Consolidated Balance Sheets

	November 30,	November 30,
(In thousands)	2009	2008

Assets
Cash and short-term investments	$224,121	$118,529
Accounts receivable, net	98,872	94,795
Other current assets	34,626	32,928

Total current assets	357,619	246,252

Property and equipment, net	59,625	63,147
Goodwill and intangible assets, net	304,887	342,254
Investments in auction-rate securities	40,714	65,214
Other assets	36,005	35,503

Total	$798,850	$752,370

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$85,681	$105,599
Short-term deferred revenue	141,243	135,786

Total current liabilities	226,924	241,385

Long-term deferred revenue	4,511	7,957
Other liabilities	11,963	21,576
Shareholders’ equity:
Common stock and additional paid-in capital	247,265	216,261
Retained earnings	308,187	265,191

Total shareholders’ equity	555,452	481,452

Total	$798,850	$752,370

Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended
	November 30,	November 30,
(In thousands )	2009	2008

Cash flows from operations:
Net income	$32,755	$46,296
Depreciation, amortization and other noncash items	61,941	49,432
Other changes in operating assets and liabilities	(31,940)	(8,546)

Net cash flows from operations	62,756	87,182
Capital expenditures	(7,369)	(8,213)
Redemptions of auction-rate securities	6,925	55,425
Transfers from (to) noncurrent investments	18,000	(109,800)
Acquisitions, net of cash acquired	—	(140,283)
Share issuances (repurchases), net	9,328	(111,511)
Other	15,952	6,204

Net change in cash and short-term investments	105,592	(220,996)
Cash and short-term investments, beginning of period	118,529	339,525

Cash and short-term investments, end of period	$224,121	$118,529

Progress Software Corporation
Reconciliation of Forward-Looking Guidance
Diluted Earnings Per Share Range

	Three Months Ended February 28, 2010

GAAP expectation	($0.18)	–	$0.00

Adjustment to exclude stock-based compensation	$0.06	–	$0.07
Adjustment to exclude amortization of acquired intangibles	$0.10	–	$0.10
Adjustment to exclude restructuring expenses	$0.30	–	$0.45
Adjustment to exclude acquisition-related expenses	$0.00	–	$0.00

Non-GAAP expectation	$0.44	–	$0.46

	Twelve Months Ended November 30, 2010

GAAP expectation	$1.00	–	$1.25

Adjustment to exclude stock-based compensation	$0.29	–	$0.31
Adjustment to exclude amortization of acquired intangibles	$0.40	–	$0.41
Adjustment to exclude restructuring expenses	$0.30	–	$0.45
Adjustment to exclude acquisition-related expenses	$0.01	–	$0.01

Non-GAAP expectation	$2.15	–	$2.25